EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Matthew Rhoden, the Chief Executive Officer of Evergreen-Agra, Inc. (the "Company"), and Todd Hazlewood, the Chief Financial Officer of the Company, hereby each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: April 27, 2016	By:	"Matthew Roden"
Matthew Rhoden
Chief Executive Officer

Date: April 27, 2016	By:	"Todd Hazlewood"
Todd Hazlewood
Chief Financial Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Evergreen-Agra, Inc. and will be retained by Evergreen-Agra, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.